                                                                      EXHIBIT 15

               LETTER RE UNAUDITED INTERIM FINANCIAL INFORMATION

November 5, 1998

To United HealthCare Corporation:

We are aware that United HealthCare Corporation and Subsidiaries has incorporated by reference in its Registration Statements No. 33-3558, 2-95342, 33-22310, 33-27208, 33-36579, 33-50282, 33-67918, 33-68300, 33-75846, 33-79632,
33-79634, 33-79636, 33-59083, 33-59623, 33-63885, 333-05717, 333-02525,
333-04875, 333-04401, 333-06533, 33-01517, 333-01915, 333-25923, 333-05291,
333-44569, 333-44613, 333-45319, 333-41661, 333-45289, 333-50461 and 333-55777,
its form 10-Q for the quarter ended September 30, 1998, which includes our report dated November 5, 1998, covering the unaudited interim condensed consolidated financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

                                          Very truly yours, /s/
                                          Arthur Andersen LLP